SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2006

THE NATIONAL SECURITY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18649	63-1020300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

661 East Davis Street
Elba, Alabama 36323		36323
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(334) 897-2273

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information is furnished to the Securities and Exchange Commission pursuant to Item 12, “Disclosure of Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On August 11, 2006, The National Security Group, Inc. issued a press release announcing its financial results for the three months and six months ended June 30, 2006. A copy of this press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Document

99.1	Press release, dated August 11, 2006, issued by The National Security Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The National Security Group, Inc.

Dated: August 11, 2006	By: /s/ Brian R. McLeod
Brian R. McLeod Chief Financial Officer

The National Security Group, Inc.

661 East Davis Street

Post Office Box 703

Elba, Alabama 36323

PRESS RELEASE

FOR IMMEDIATE RELEASE

For Additional Information Contact: Brian R. McLeod, Chief Financial Officer, at (334) 897-2273 Ext. 241.

Elba, Alabama (August 11, 2006)...Results for the three months and six months ended June 30, 2006 and 2005, based on accounting principles generally accepted in the United States of America, were reported today as follows:

	Three Months Ended June 30		Six Months Ended June 30

	2006	2005	2006	2005

Premium Income	$14,755,000	$13,696,000	$29,246,000	$27,360,000
Investment Income	1,045,000	1,174,000	2,210,000	2,265,000
Realized Investment Gains	540,000	683,000	1,149,000	881,000
Revenue from Leasing Operations	472,000	988,000	925,000	1,590,000
Other Income	302,000	386,000	629,000	746,000
Total Revenues	$17,114,000	$16,927,000	$34,159,000	$32,842,000

Net Income	$970,000	$1,346,000	$829,000	$2,638,000

Net Income Per Share	$0.39	$0.55	$0.34	$1.07

The National Security Group, Inc., through its property & casualty and life insurance subsidiaries, offer property, casualty, life, accident and health insurance in twelve states.

NASDAQ Symbol: NSEC

Contact: Brian R. McLeod, Treasurer and Chief Financial Officer

The National Security Group, Inc.

661 East Davis Street

Post Office Box 703

Elba, Alabama 36323

(334) 897-2273, ext. 241